Exhibit 99.1

Blackbaud Announces Brad Holman as

President of its International Business Unit

Holman brings extensive technology and broad international experience to leading global supplier of software and services to the nonprofit industry

Charleston, S.C. (September 20, 2010) – Blackbaud, Inc. (Nasdaq: BLKB) today announced that it has hired Brad Holman as president of its International Business Unit. Based in Sydney, he will lead Blackbaud’s international operations including Blackbaud’s England, Hong Kong, Australia, and Netherlands offices, as well as all international business development activities.

“Brad’s broad range of skills and leadership abilities combined with his extensive international experience will be invaluable as we expand our range of product and services offerings around the globe,” said Marc Chardon, Blackbaud’s chief executive officer.

Holman has led a number of mergers and acquisition opportunities in both Europe and Asia and established many distribution partners across international markets. Before joining Blackbaud, he worked in the United Kingdom, Hong Kong and Australia and managed operations in the Middle East and India.

“I am excited to join Blackbaud at such a pivotal time in the company’s international expansion,” said Holman. “Blackbaud has a clear market leadership position in the nonprofit industry. With eight global offices, I believe the company is well-positioned to support the evolving needs of nonprofit professionals around the world, and I look forward to leading the team that will bring the industry’s leading software and services to a global audience.”

Holman was most recently a partner and chief commercial officer at Sydney-based ATI Business Group, a company that provides outsourcing and technical services to the aviation and travel sectors. In this role, he was tasked with growing the business through brand development and establishing a global network of resellers.

He previously served as president of Travelport’s Asia Pacific operations, which provides travel distribution technology services on a global platform. At Travelport, Brad led the development and delivery of business for the $300-million Asia Pacific operation, leading a staff of 300, growing top line revenue and gaining four percentage points of market share making Travelport the number one global distribution system within the region. Holman also served as Travelport’s senior vice president of airline services in Asia Pacific and managing director of operations in Europe, Middle East and Africa.

Prior to Travelport, he held executive roles as chief commercial officer at UMP, a professional indemnity insurance company and as managing director of Southern Cross Galileo, a technology services company. Holman holds a bachelor of commerce from University of Western Australia.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, Hong Kong, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

Media Contact:

Melissa Nelson

Blackbaud, Inc.

843.216.6200 x3209

melissa.nelson@blackbaud.com

Source: Blackbaud

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.